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                                                                     Exhibit 2.5

                     SECURITIES SALE AND PURCHASE AGREEMENT


This SECURITIES SALE AND PURCHASE AGREEMENT - ("AGREEMENT"), is made as of this the 17th day of July, 2002 by and between:

A.       _____________________, son of ______________________, resident
         _______________ (hereinafter referred to as "________________" OR
         "SELLER" which expression shall unless it be repugnant to the context be deemed to include his legal heirs, administrators and executors); and

B. WIPRO LIMITED, a company incorporated under the Companies Act ,1956,, having its registered office at Doddakannelli, Sarjapur Road, Bangalore 560035 (hereinafter referred to as "WIPRO" or "PURCHASER" which expression shall unless it be repugnant to the context be deemed to include its representatives, successors and assigns).

C. SPECTRAMIND eSERVICES PRIVATE LIMITED, a company incorporated under the Companies Act ,1956,, having its registered office at 239, Okhla Industrial Estate Phase III, New Delhi 110020, India (hereinafter referred to as "COMPANY" which expression shall unless it be repugnant to the context be deemed to include its representatives, successors and assigns).

Seller and Purchaser shall be referred to herein as a "PARTY" and collectively as "PARTIES".

RECITALS

A. The Seller owns the Securities in Spectramind eServices Private Limited ("COMPANY") in the manner specified in Schedule 1.

B. The Company is engaged in the business of remote processing activities and has set up a remote processing centre at Okhla, New Delhi and at Powai, Mumbai.

C.       ChrysCapital I, LLC, Mauritius (formerly known as Chrysalis Capital I,
         LLC) ("CHRYSCAPITAL'), Housing Development Finance Corporation Limited ("HDFC"), Mr. Raman Roy and the Spectramind Limited, Bermuda had entered into a Shareholders' Agreement dated as of March 15, 2000 (the "OLD SHAREHOLDERS' AGREEMENT") in relation to investments in the Spectramind Limited, Bermuda, Spectramind Limited, Mauritius and the Company.

D ChrysCapital, HDFC, Mr. Raman Roy, WIPRO, Spectramind Limited, Mauritius, Spectramind Limited, Bremuda and the Company had entered into another Shareholders Agreement dated as of October 18, 2001 ("PRESENT SHAREHOLDERS AGREEMENT") which superceded and replaced in its entirety the Old Shareholders Agreement.

E. The signatories to the Present Shareholders Agreement and American Express Travel Related Services Company, Inc. ("AMEX") entered into a Modified Shareholders Agreement dated as of 12th February, 2002 which partly amended the Present Shareholders Agreement ("MODIFIED SHAREHOLDERS AGREEMENT").


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F.       The Seller and the Company entered into a Stock Option Agreement as modified by a Supplemental Stock Option Agreement dated July 17, 2002 with respect of the grant of options to the Seller under the employee stock option scheme of the Company, and the Seller is owner of the Options (pursuant thereto.

G. The Purchaser desires to purchase from Seller in compliance with the Present Shareholders Agreement as modified by the Modified Shareholders Agreement, and the Seller desires to sell to Purchaser the Securities subject to and on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements made herein, the Parties hereby agree as follows:

1.       DEFINITIONS

         As used in this Agreement the following terms shall have the respective meanings given to them below or in the Sections or documents indicated below:

         "AFFILIATE" means with respect to any entity/person, any other entity/person which Controls, is Controlled by or is under common Control with such entity.

         "AGGREGATE AMOUNTS" shall mean the amount payable by the Purchaser to the Seller as specified in Schedule 1.

         "AGREEMENT" shall mean this Agreement and any written modifications thereto and would include the Schedules specified and attached to this Agreement.

         "BOARD" shall mean the board of directors of the Company.

         "CAUSE" shall have the meaning assigned to it in the Employment Agreement.

         "CLOSING" shall have the meaning given to it under Clause 5.

         "CLOSING DATE" shall have the meaning given to it under Clause 5.

         "CONTROL/CONTROLS" include the possession, directly or indirectly, of the power to constitute the majority of the Board of Directors of an entity or to direct or cause the direction of the management policies of a entity whether through the ownership of the voting securities of such entity or by contract or otherwise.

         "CONFIDENTIAL INFORMATION" means information received by Seller from the Purchaser or the Company or any of its subsidiaries in respect of the activities and affairs of the Company or any of its subsidiaries including the information received by the Seller's Board nominees on the board of directors on the Company or any of its subsidiaries and in respect of the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary either to the Purchaser or the Company or any of its subsidiaries including information relating to the MIS, customer information, employees, process and systems etc., provided that such term does not include information that (a) was publicly known or otherwise known to such receiving Party prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such receiving Party or any Person acting on such Party's behalf, or (c) otherwise becomes known to such

                                                                    Page 2 of 15
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         receiving Party other than through disclosure by the delivering Party or any Person with a duty to keep such information confidential.


         "EMPLOYMENT AGREEMENT" shall mean the Employment Agreement or Service Agreement entered into by the Seller with the Company or any of its affiliates.

         "EQUITY SHARE" shall mean a fully paid equity shares in the capital of the Company of par value of Rupees 10 each.

         "EXECUTION DATE" shall mean the date of execution of this Agreement.

         "INVESTORS" means, collectively, ChrysCapital, HDFC, WIPRO, AMEX., Mr. Raman Roy, Spectramind Limited, Mauritius, Spectramind Limited, Bermuda, and the Management Team.

         "MANAGEMENT TEAM" shall mean the persons listed in Schedule 2 of which the Seller is a part of.

         "MODIFIED SHAREHOLDERS AGREEMENT" shall have the meaning assigned to it in Recital E.

         "OPTIONS" shall mean the options to acquire Equity Shares as specified in Schedule 1.

         "OPTION SHARES" shall mean the Equity Shares to be issued by the Company pursuant to the exercise of the Options.

         "PRESENT SHAREHOLDERS AGREEMENT" shall have the meaning assigned to it in Recital D.

         "SECURITIES" shall mean the Shares, Option Shares (to be acquired pursuant to the exercise of the Options) and Warrants owned by the Seller as specified collectively in Schedule 1.

         "SHARES" shall mean Equity Shares owned by the Seller as specified in
         Schedule 1.

         "WARRANTS" shall mean the Series A Warrants issued by the Company and listed in Schedule 1 which can be exercised to acquire Equity Shares.

2.       SECURITIES TO BE PURCHASED.

         Subject to the terms and conditions of this Agreement, and with effect from July 1, 2002, which is the date on which the Parties mutually agreed that the effective control and risks and rewards of ownership transfer to the Purchaser, Purchaser hereby agrees to purchase from the Seller, and Seller hereby agrees to sell to the Purchaser, the Securities and all of the rights, privileges, and obligations that attach to such Securities, including the right and entitlement to be allotted shares by the Company pursuant to the Warrants, all dividends, cash securities, and other property from time to time to be paid or distributed in respect of all or any part of the Securities, and all conversion rights and options thereunder and all rights with respect to the Seller' rights and obligations in relation to the Securities under the Present Shareholders Agreement and the Modified Shareholders Agreement.

         WIPRO hereby agrees to secure the waiver (if not already obtained) from the other Investors in respect of any of their rights under the Present Shareholders Agreement as amended by the Modified Shareholders Agreement in respect of the Securities agreed to be sold under this Agreement.


                                                                    Page 3 of 15
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         In consideration of the execution of this Agreement, the Seller, hereby irrevocably waives as of the date of this Agreement, all or any rights that the Seller have/may have under the Present Shareholders Agreement as modified by the Modified Shareholders Agreement in respect of any sale and purchase of Equity Securities (as defined in the Present Shareholders Agreement) between Purchaser and one or more of the Investors (other than the Seller) including the rights of first offer and tag along rights under Sections 4 and 5 of the Present Shareholders Agreement. However, if the Closing does not occur by July 31, 2002, or such other future date as may be mutually agreed upon between the Parties in writing, then the Seller's waiver shall stand cancelled and the Purchaser will require a new written waiver from the Seller to proceed with any transaction, whether already entered into or otherwise, in respect of any sale or purchase of any other Equity Securities (as defined in the Present Shareholders Agreement).

3.       PAYMENT.

         (a) Subject to the satisfaction or waiver of the conditions precedent set forth in SECTION 4 and the other terms and conditions of this Agreement, the consideration payable to the Seller, in accordance with the terms of this Agreement, for the purchase of the Shares, Option Shares and the Warrants by Wipro shall be as follows:

                  (i) Shares will be purchased at the rate of Rupees 98.92 per Share. (ii) Warrants will be purchased at the rate of Rupees 44.97 per Warrant. (iii) Option Shares will purchased at the rate of Rupees 98.92 per Option Share.

         (b) The Purchaser shall pay the consideration to Seller at the Closing by means of mail transfer or bankers' cheque issued in name of the Seller or to the Seller's order.


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4.       CONDITIONS PRECEDENT.

(a) The obligation of the Purchaser, to consummate the transactions contemplated by Section 5 (Closing) of this Agreement shall be subject to the fulfillment on or before the Closing Date, by the Seller, of each of the following conditions unless specifically waived in writing by the Purchaser;

         (i) representations and warranties of Seller set forth in this Agreement continuing to remain as true and correct as at the Closing Date.

         (ii) execution by the Seller of the Supplemental to the October 18, 2001 Shareholders Agreement with the Purchaser.

         (iii) delivery of a letter of confirmation by the Seller to the Purchaser waving its rights in the Present Shareholders Agreement as modified by the Modified Shareholders Agreement in terms of paragraph 3 of Section 2 of this Agreement.

(b) The obligation of the Seller to consummate the transactions contemplated by Section 5 (Closing) of this Agreement shall be subject to the fulfillment, on or before the Closing Date, by the Purchaser of each of the following conditions unless specifically waived in writing by the Seller:

         (i) the representations and warranties of Purchaser set forth in this Agreement continuing to remain as true and correct as at the Closing Date; and

         (ii) a written confirmation letter by Wipro to Seller confirming that all other Investors other then AMEX have given their "no objection" in respect of the sale of Securities by the Seller to the Purchaser and confirming that neither the tag along rights nor the rights of first refusal apply in respect of the sale of the Securities.

         (iii) execution of the Call and Put Option Agreement between the Seller and the Purchaser.

5.       CLOSING

(a) Subject to Sections 4(a) and 4(b), the completion of the sale and purchase of the Securities contemplated by this Agreement (the "CLOSING") shall take place, on the terms and subject to the conditions of this Agreement, at a location to be decided by the Parties on or before 31st July 2002, or such later date as may be mutually agreed to in writing by all Parties (the "CLOSING DATE").

(b)      At the Closing, Seller shall deliver or cause to be delivered to
         Purchaser:

         (i) the certificate(s) representing the Shares along with a duly executed share transfer form(s) in favor of the Purchaser in respect of the sale and purchase of the Shares,

         (ii) the original Warrant document along with a letter addressed to the Company informing that Company that the Seller has transferred the Warrants to the Purchaser and that a fresh Warrant document be issued to Purchaser thereby recording the Purchaser as the owner of the Warrants.

         (iii) in respect of the Option Shares the notice exercising the Option ("EXERCISE NOTICE"), an authorisation letter to the Company requiring delivery of the share


                                                                    Page 5 of 15
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                  certificate(s) representing Option Shares to the Purchaser and to accept the relevant exercise amount for the Options from WIPRO, and duly executed share transfer form(s) in favour of the Purchaser in respect of the Option Shares

         (iv) a certificate on behalf of Seller, dated the Closing Date confirming that all of Seller' conditions to the Closing have been satisfied or waived and that the representations and warranties of Seller set forth in this Agreement continue to remain true and correct in all material respects.

(c) At the Closing, Purchaser shall deliver or cause to be delivered to Seller::

         (i) in respect of the Securities , the Purchaser shall deliver to the Seller the Aggregate Amounts being (A) in respect of the Shares, an amount equal to the number of Shares multiplied by the rate per Shares specified in Clause 3(a)(i), (B) in respect of the Warrants, an amount equal to the number of Warrants multiplied by the rate per Warrant specified in Clause 3(a)(ii), and (C) in respect of the Option Shares, an amount equal to the number of Option Shares multiplied by the relevant rate per Shares specified in Section 3(a)(iii) less the relevant exercise price mentioned in Schedule 1 multiplied by the number of the Option Shares; it being clarified that the relevant exercise price will be payable under Section 5
                  (d) to the Company on the order of the Seller.

         (ii) an officer's certificate on behalf of Purchaser dated the Closing Date confirming that all of Purchaser's conditions to the Closing have been satisfied or waived and that the representations and warranties of Purchaser set forth in this Agreement continue to remain true and correct in all material respects.

(d) Following delivery of the documents specified in Sections 5(b) and (c), the Purchaser will pay the relevant exercise price (determined pursuant to Schedule 1) to the Company on behalf of the Seller, take delivery of the Options Shares certificates or letter of allotment, as the case may be, and submit the same for approval of transfer of the same by the Company and delivery of the duly endorsed shares certificates for Option Shares. The Purchaser shall also submit the Shares and Warrants to the Company for approval of the transfer and take delivery of the duly endorsed shares certificates and warrant certificates.

(e) Following delivery of the documents specified in Sections 5(b) and (c), the Parties will cause the meetings of the Board of Directors of the Company for the purpose of passing resolutions for the allotment of Option Shares and for transfer of any or all Equity Shares, Warrants, and the Parties shall also vote in the affirmative in respect of any and all resolutions at the meetings of the Board of Directors of the Company or the shareholders meeting to give effect to the said allotment and transfers and for effecting the completion of the transactions contemplated under this Agreement. The obligation stated in this Clause 5 (e) shall extend in respect of any allotment and/or transfer of shares, warrants, option shares etc. in favour of the Purchaser by the other Investors, Management Team members and/or Optionees. The Company hereby agrees to cause the transfer of the Securities submitted for transfer.

(f) At the Closing, the Parties will cause the Company to pass resolutions of the Board as well as of the shareholders of the Company to give effect to the following;

         i) Appointment of five nominee Directors of WIPRO on the board of directors of the Company.as well as its Subsidiaries


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         ii)      Appointment of Mr. Vivek Paul as the Chairman of the Company
                  as well as of the Company's subsidiaries

         iii) Approval of the modifications to the Articles of Association of the Company to reflect the terms of the Supplemental to the Shareholders Agreement dated October 18, 2001 and calling for an EGM for the purpose of seeking shareholders approval.

         iv) Approval of the change the name of the Company to "Wipro Spectramind eServices Private Limited" and calling for an EGM for the purpose of seeking shareholders approval.

6.       COVENANTS.

(a) The Seller shall not make, any public announcements with respect to the transactions contemplated by this Agreement without the prior written consent of the Purchaser

(b) Each Party agrees to use its reasonable efforts to take or cause to be taken all actions necessary, proper, or advisable under applicable law and regulations to consummate the transactions contemplated by this Agreement, including filing for and pursuing all necessary third party, governmental, regulatory, and other approvals that may be required.

(c) Purchaser shall be responsible for the payment of all stamp duties and sales, transfer, withholding, or similar taxes, if any, that may be assessed in respect of the transfer of all or any portion of the Securities. For avoidance of doubt, it is clarified that the Seller shall be responsible for any income or capital gains taxes, in accordance with applicable laws.

(d) Except as provided in Section 6(c), each Party shall pay the fees and expenses of its respective counsel, accountants and other experts and shall pay all other expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby. The provisions of this Section 6(d) shall survive the Closing.

(e) The Seller acknowledges that in the course of his employment with the Company and its affiliates the Seller will become familiar with the Company's and its affiliates trade secrets and with other confidential information concerning the Company and its affiliates and that Seller's services have been and will be of special, unique and extraordinary value to the Company and its affiliates. Therefore, the Seller agrees that, during his employment, and (i) in the case of termination for Cause or resignation, for two years thereafter, and (ii) in the case of termination by the Company and its affiliates without Cause, during the period in which the Seller receives payments of Salary pursuant to paragraph 5(b) of the Employment Agreement (the "NONCOMPETE PERIOD"), Seller shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its subsidiaries as such businesses exist or are in process on the date of the termination of the Seller's employment, within any geographical area in which the Company or its subsidiaries engage or plan to engage in such businesses.

(f) During the Noncompete Period, the Seller shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any affiliate to leave the employ of the Company or such affiliate, or in any way interfere with the relationship between the Company or any subsidiary and any employee thereof, or (ii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any affiliate to cease doing business with the Company or such affiliate,

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         or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any affiliate.

(g) If, at the time of enforcement of the Sections 6(e) to (h), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

(h) In the event of the breach or a threatened breach by Seller of any of the provisions of Sections 6(e) to (h), the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

(i)      Upon Payment of the consideration by the Purchaser to the Seller under
         Section 5, the Seller shall be duty bound to sell and transfer the Securities to the Purchaser.

7.       REPRESENTATIONS AND WARRANTIES OF SELLER.

         Seller represents and warrants to Purchaser that:

         (a) the execution, delivery, and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby, including the sale of all or any portion of the Securities to Purchaser will not violate any provision of law or any order of any court or government applicable to it or any of its property or any mortgage or security;

         (b) there are no actions, suits, proceedings, or investigations, at law or in equity or by or before any court, government, administrative agency or arbitrator, of any nature, that might have an effect on the sale of all or any portion of the Securities by the Seller or the consummation of the transactions contemplated by this Agreement;

         (c) subject to the provisions of the Present Shareholders Agreement as modified by the Modified Agreement and further subject to the Purchaser providing the no objection letter pursuant to Section 4(b)(ii), the Seller is the sole legal, beneficial, and record owner of the Shares, Options and Warrants owned by him/her with all rights with respect thereto, with full and unrestricted power, , to sell, convey, transfer, assign, endorse, and otherwise deliver the same and related rights to Purchaser as provided in this Agreement.

         (d) the Seller has not employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker's fee, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

         Notwithstanding what is set forth in this Agreement, Seller has not made, and disclaims, any representation or warranty, whether express or implied and whether by common law, statute, or otherwise, regarding (i) the business/financial prospects of the Company, or (ii) any assets of the Company, save and except in respect of the Shares to the extent expressly stated herein. The Parties agree and affirm that the Shares are being sold and

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         transferred on an "as is, where is" basis. The representations and warranties of Seller set forth in this Agreement shall survive the Closing for a period of two (2) years from the Closing Date.

8.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         Purchaser represents and warrants to Seller that:

         (a) the Purchaser is a company duly organized, validly existing, and in good standing under the laws of India;

         (b) the Purchaser has the requisite power and authority to make, execute, deliver and perform this Agreement and to consummate the transactions contemplated herein;

         (c) the execution, delivery, and performance by it of this Agreement and the consummation of the transactions contemplated hereby, including the purchase of all or any portion of the Securities from Seller, will not (i) violate any provisions of its memorandum and articles of association or other constituent documents, (ii) violate any provision of law or any order of any court or government applicable to it or any of its property;

         (e) no notice is required to be given to any person, court, or government or any agency thereof by it in connection with the consummation of the transactions contemplated by this Agreement except such notices as will be given on or before the Closing;

         (f) there are no actions, suits, proceedings, or investigations, at law or in equity or by or before any court, government, administrative agency or arbitrator of any nature, that might have an effect on the consummation of the transactions contemplated by this Agreement and that are pending or threatened against, involving, or affecting it;

         (g) this Agreement has been duly executed and delivered by an authorized signatory of it and constitutes the valid and binding obligations of it, enforceable against the Purchaser in accordance with its terms except insofar as the enforceability may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally or by general principles of equity; and

         (h) the Purchaser has not employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker's fee, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

         The representations and warranties of Purchaser set forth in this Agreement shall survive the Closing for a period of two (2) years.

9.       DISPUTE RESOLUTION.

         Any dispute, controversy or claim ("DISPUTE") arising out of, relating to, or in connection with this Agreement, or the breach, termination or validity hereof, shall initially be resolved by amicable negotiations among executives of the Parties, and, if not resolved through such negotiations within thirty (30) days of written notice of the existence of such Dispute, be finally settled by arbitration by a single arbitrator. The arbitration shall be

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         conducted in accordance with the Indian Arbitration and Conciliation
         Act, 1996 in effect at the time of the arbitration, except as they may be modified by mutual agreement of the Parties. The seat of the arbitration shall be Bangalore, India and it shall be conducted in the English language. The arbitrator shall be appointed by the Indian Arbitration and Conciliation Act, 1996.

         During the arbitration, all Parties shall continue to fulfill their respective obligations under this Agreement except for such obligations and other matters, which are the subject of the arbitration.

         The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the Parties concerned. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets.

10.      NOTICES.

         All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally or by a recognized overnight delivery service to the Party to whom the notice, request, demand or other communication is to be given or (ii) on the day of transmission by telecopy if sent during normal business hours and otherwise on the next succeeding business day:

         To Seller:                 At the address mentioned in the title of this Agreement.


         To Purchaser:              Wipro Limited,
                                    Doddakannelli,
                                    Sarjapur Road,
                                    Bangalore 560 035

                                    Att'n:  Corporate Executive Vice President Finance
                                    Fax:  (91) 80 844 0051

         Either Party may change any address to which notices are to be given to it by giving notice as provided above of such change of address.

11.      TERMINATION

         This Agreement and the transactions contemplated hereby may be terminated at any time by either Party if the Closing shall not have occurred on or before 31 August 2002 (or such later date as may be mutually agreed in writing by the Parties), by delivering written notice thereof to the other Party. Upon such termination neither Party shall have any further rights or obligations under this Agreement except such rights and obligations as by their express terms survive the expiration or earlier termination of this Agreement.

12.      MISCELLANEOUS.

(a)      Entire Agreement

         This Agreement represents the full and complete agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements (whether written or oral)

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         between the Parties with respect to the subject matter hereof. No modification of this Agreement shall be valid unless the same is in writing and signed by each Party.

(b)      Assignment

         Rights and obligations under this Agreement may not be assigned or delegated by any Party without the written consent of the other Party which shall not be unreasonably withheld; provided, however, that Purchaser shall have the right, without the consent of Seller and without being released from its obligations under this Agreement, to assign and transfer its rights and obligations under this Agreement with respect to the acquisition of either or all of the Securities to a nominee of its choice. Subject to the foregoing limitation of this
         Section 12(b), the terms and provisions of this Agreement and the respective rights and obligations of Purchaser and Seller shall be binding upon, and inure to the benefit of, their respective successors and permitted assigns.

(c)      Title, Captions and Headings

         The titles, captions and headings contained in this Agreement are inserted for the convenience of reference only and are not intended to affect in any way the construction or interpretation of this Agreement.

(d)      Severability

         If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision; provided, however, that if such severability materially changes the economic benefits of this Agreement to either Party, the Parties shall negotiate an equitable adjustment in the provisions of this Agreement in good faith.

(e)      Limitation of Liability

         Notwithstanding any other provision of this Agreement, no Party shall have any liability to any other Party for any special, punitive, exemplary, indirect, incidental or consequential loss and damages, including damages for loss of profit, loss or use or business stoppage (irrespective of whether the same be characterized as direct or indirect losses), irrespective of whether such liability arises in contract, breach, tort (including negligence and strictly liability), or otherwise.

(f)      Waiver

         Any of the conditions to the Closing set forth in this Agreement may be waived at any time in writing prior to or at the Closing by the party entitled to the benefit thereof. No waiver of any of the provisions of this Agreement shall be deemed to be or constitute a waiver of any other provision whether similar or not. No single waiver shall constitute a continuing waiver.

(g)      Survival

         The provisions of this Section 12 shall survive the expiration or earlier termination of this Agreement.

(h)      Counterparts

         This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(j)      Confidentiality

         The Seller shall maintain the confidentiality of Confidential Information in accordance with procedures adopted by the Seller and shall not disclose to any third party or use the same for any purpose whatsoever, provided that the Seller may deliver or disclose Confidential Information to (i) any Governmental authority having jurisdiction over the Seller to the extent required by law, or (ii) any other person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any Law applicable to such Party, (B) in response to any subpoena or other legal process, or (C) in connection with any litigation to which such Party is a party, provided further that, at the time of such disclosure as above, its shall provide the Purchaser with prompt written notice thereof so that the Purchaser may seek (with the cooperation and reasonable efforts of the Seller) a protective order, confidential treatment or other appropriate remedy, and in any event shall furnish only that portion of the information reasonably necessary for the purpose at hand, and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by the Purchaser.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective the date first mentioned above.


SIGNED BY                                                     )
SELLER BEING                                                  )

IN THE PRESENCE OF                                            )


SIGNED BY                                                     )
FOR AND ON BEHALF OF                                          )
WIPRO LIMITED                                                 )

IN THE PRESENCE OF                                            )

SIGNED BY                                                     )
FOR AND ON BEHALF OF                                          )
SPECTRAMIND ESERVICES PRIVATE LIMITED                         )

IN THE PRESENCE OF                                            )

                                                                      SCHEDULE 1
                                  TO THE SECURITIES SALE AND PURCHASE AGREEMENT-


A.       DETAILS OF THE SECURITIES

SHARES

NUMBER                     SHARE CERTIFICATE NO.


WARRANTS

[                 ] SERIES A WARRANTS


OPTION SHARES

[                 ] OPTIONS WITH EXERCISE PRICE OF RUPEES 12.70 PER OPTION.
[                 ] OPTIONS WITH EXERCISE PRICE OF RUPEES 30.92 PER OPTION.

B.       AGGREGATE AMOUNTS DETERMINATION

---------------------------------------------------------------------------------------------------
SECURITIES                   NUMBER (A)                 RATE PER SECURITY AS           AMOUNT = A*B
                                                        MENTIONED IN SECTION 3 (B)
---------------------------------------------------------------------------------------------------
SHARES
WARRANT A
OPTION SHARES
---------------------------------------------------------------------------------------------------
                                                        SUB-TOTAL (C)
---------------------------------------------------------------------------------------------------
LESS - EXERCISE PRICE
OPTIONS AT 12.70
OPTIONS AT 30.92
---------------------------------------------------------------------------------------------------
                                                        SUB-TOTAL (D)
---------------------------------------------------------------------------------------------------
AGGREGATE AMOUNTS (C-D)
---------------------------------------------------------------------------------------------------

                                                                      SCHEDULE 2
                                  TO THE SECURITIES SALE AND PURCHASE AGREEMENT-

MANAGEMENT TEAM (13 MEMBERS)